UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2017

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way, Parsippany, NJ	07054
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2017, the Board of Directors of Zoetis Inc. (the “Company”) appointed Dr. Linda Rhodes to Class II of the Board of Directors (the “Board”), to serve in such capacity until her successor is appointed or qualified or until her resignation or removal. Dr. Rhodes will serve on the Board’s Quality and Innovation Committee.

Dr. Rhodes was not appointed to the Board pursuant to any arrangements or understandings with any third party, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Dr. Rhodes that would be reportable under Item 404(a) of Regulation S-K. The Company's non-employee director compensation program is described under the caption “Compensation of Directors” in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 31, 2017. Dr. Rhodes will be eligible for participation in such non-employee director compensation program.

In connection with her appointment as a member of the Board, the Company will enter into its standard form of indemnification agreement with Dr. Rhodes. A form of indemnification agreement was previously filed by the Company as Exhibit 10.19 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-183254), as originally filed with the Securities and Exchange Commission on August 13, 2012, as subsequently amended.

On August 3, 2017, the Company issued a press release announcing the appointment of Dr. Rhodes. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit:

99.1     Press Release issued on August 3, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/s/ Heidi C Chen
Name:	Heidi C Chen
Title:	Executive Vice President,
General Counsel and Corporate Secretary
Dated: August 3, 2017

INDEX OF EXHIBITS

Exhibit
Number	Description

99.1	Press Release issued on August 3, 2017.